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                                                      EXHIBIT 21.1

                     Subsidiaries of UCAR International Inc.




                              JURISDICTION OF            OWNERSHIP BY UCAR
NAME OF SUBSIDIARY             INCORPORATION             INTERNATIONAL INC.
------------------            ---------------            ------------------

1.  UCAR Global                 Delaware                        100%
    Enterprises Inc.



                              JURISDICTION OF              OWNERSHIP BY UCAR
NAME OF SUBSIDIARY             INCORPORATION             GLOBAL ENTERPRISES INC.
------------------            ---------------            -----------------------

2. UCAR Carbon Company
   Inc.                          Delaware                        100%

3. UCAR Holdings II Inc.         Delaware                        100%

4.  UCAR Carbon S.A.             Brazil                           95.30%

5.  UCAR S.A.                    Switzerland                      99.9%(a)



                              JURISDICTION OF             OWNERSHIP BY UCAR
NAME OF SUBSIDIARY             INCORPORATION             CARBON COMPANY INC.
------------------            ---------------            -------------------


6.  UCAR Holdings Inc.           Delaware                      100%

7.  UCAR Limited                 United Kingdom                100%(b)

8.  EMSA (Pty.) Ltd.             South Africa                  100%(c)

9.  Carbographite Limited        South Africa                  100%(c)

10. UCAR International
    Trading Inc.                 Delaware                      100%

11. UCAR Carbon
    Technology Corporation       Delaware                      100%

12. UCAR Carbon Foreign
    Sales Corporation            Virgin Islands                100%

13. UCAR Composites              California                    100%
    Inc.

14. Union Carbide
    Grafito, Inc.                 New York                     100%

15. Unicarbon                     Brazil                       100%
    Comercial Ltda.

16. UCAR Carbon
    (Malaysia) Sdn. Bhd.          Malaysia                     100%



                              JURISDICTION OF            OWNERSHIP BY UCAR
NAME OF SUBSIDIARY             INCORPORATION                HOLDINGS II
------------------            ---------------            ------------------

17. UCAR Holdings III Inc.       Delaware                      100%

18. UCAR Holdings S.A.           France                        100%(d)

19. UCAR Electrodos, S.L.        Spain                         100%(e)

20. UCAR Inc.                    Canada                        100%

21. UCAR Elektroden GmbII        Germany                        70%


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                              JURISDICTION OF            OWNERSHIP BY UCAR
NAME OF SUBSIDIARY             INCORPORATION               HOLDINGS GmbH
------------------            ---------------            ------------------

22. UCAR Grafit OAO               Russia                       96.27%



                              JURISDICTION OF            OWNERSHIP BY UCAR
NAME OF SUBSIDIARY             INCORPORATION               HOLDINGS INC.
------------------            ---------------            ------------------


23. UCAR Mexicana, S.A.            Mexico                      100%(f)
     de C.V.

24. UCAR S.p.A.                    Italy                       100%(g)


                              JURISDICTION OF            OWNERSHIP BY UCAR
NAME OF SUBSIDIARY             INCORPORATION               HOLDINGS S.A.
------------------            ---------------            ------------------

25. UCAR S.N.C.                     France                    100%(h)

26. Carbone Savoie                  France                     70%


                              JURISDICTION OF              OWNERSHIP BY UCAR
NAME OF SUBSIDIARY             INCORPORATION             MEXICANA, S.A. de C.V.
------------------            ---------------            ----------------------


27. UCAR Carbon
    Mexicana, S.A. de C.V.          Mexico                    100%(i)



                              JURISDICTION OF              OWNERSHIP BY UCAR
NAME OF SUBSIDIARY             INCORPORATION             MEXICANA, S.A. de C.V.
------------------            ---------------            ----------------------

28. Servicios Administratoes
    Carmex, S.A. de C.V.            Mexico                     99.9%

29. Servicios DYC,
    S.A. de C.V.                    Mexico                     99.9%

                              JURISDICTION OF
NAME OF SUBSIDIARY             INCORPORATION            OWNERSHIP BY UCAR S.p.A.
------------------            ---------------           ------------------------

30. UCAR Energia S.r.l.              Italy                     100%

31. UCAR Specialties S.r.l.          Italy                     100%



                              JURISDICTION OF            OWNERSHIP BY UCAR
NAME OF SUBSIDIARY             INCORPORATION                 CARBON S.A.
------------------            ---------------            -----------------

32. UCAR Produtos de
    Carbono S.A.                      Brazil                    99.9%


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                              JURISDICTION OF            OWNERSHIP BY UNICARBON
NAME OF SUBSIDIARY             INCORPORATION                COMERCIAL LTDA.
------------------            ---------------            ----------------------

33. UCAR Carbon S.A.                 Brazil                    2.33%


                              JURISDICTION OF
NAME OF SUBSIDIARY             INCORPORATION             OWNERSHIP BY UCAR S.A.
------------------            ---------------            ----------------------

34. UCAR Holding GmbH                Austria                   100%


(a) 99.9% owned by UCAR Global Enterprises Inc. Nominees own three shares of UCAR S.A.

(b) 99.9% owned by UCAR Carbon Company Inc. A nominee owns one share of UCAR Limited.

(c) On April 21, 1997, UCAR Carbon Company Inc. (the "Company") purchased the 50% interest in EMSA (Pty.) Ltd. ("EMSA") and Carbographite Limited ("Carbographite") that it did not already own from Samancor Limited, a South African company. Commencing April 22, 1997, EMSA's and Carbographite's assets, liabilities and results of operations are included in the Consolidated Financial Statements.

(d) 99.4% owned by UCAR Holdings II Inc. UCAR International Inc., UCAR Global Enterprises Inc., UCAR Carbon Company Inc. and three nominees each own one share of UCAR Holdings S.A.

(e) 99.9% owned by UCAR Holdings II Inc. UCAR Carbon Company Inc. owns 0.1% of UCAR Electrodos S.L.

(f) 99.9% owned by UCAR Holdings Inc. UCAR Carbon Company Inc. owns one share of UCAR Mexicana, S.A. de C.V.

(g) 99.9% owned by UCAR Holdings Inc. and UCAR Carbon Company Inc. owns 0.1% of UCAR S.p.A.

(h) 99.9% owned by UCAR Holdings S.A. UCAR Holdings III Inc. owns one share of UCAR S.N.C.

(i) 99.9% owned by UCAR Mexicana, S.A. de C.V. UCAR Carbon Company Inc. owns 0.1% of UCAR Carbon Mexicana, S.A. de C.V.



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